Exhibit 21.1

Acelity L.P. Inc.
List of Subsidiaries

Name	Jurisdiction
KCI Medical Australia PTY Ltd	Australia
KCI Austria GmbH	Austria
KCI Medical Belgium BVBA	Belgium
KCI Polymedics	Belgium
KCI Brasil Importadora E Distribuidora De Produtos Para Saúde Ltda	Brazil
Systagenix Brasil Importação e Comércio de Produtos Médico-Hospitalares Ltda.	Brazil
KCI Medical Canada Inc.	Ontario, Canada
LifeCell Canada Inc.	Canada
KCI APAC Holding Ltd	Cayman Islands
KCI Medical Holdings Unlimited	Cayman Islands
KCI MS Unlimited	Cayman Islands
KCI Wound Holdings	Cayman Islands
Soleil WC Acquisition Corp. II	Cayman Islands
KCI Medical (China) Co. Ltd.	China
KCI Costa Rica S.A.	Costa Rica
Chiron Holdings, Inc.	Delaware
Chiron Topco, Inc.	Delaware
KCI Animal Health, LLC	Delaware
KCI Brazil Holdings LLC	Delaware
KCI Holding Company, Inc.	Delaware
KCI HomeCare, Inc.	Delaware
KCI Imports, Inc.	Delaware
KCI International, Inc.	Delaware
KCI Licensing, Inc.	Delaware
KCI Real Holdings, L.L.C.	Delaware
KCI USA Real Holdings, L.L.C.	Delaware
KCI USA, Inc.	Delaware
Kinetic Concepts, Inc.	Delaware
LifeCell Corporation	Delaware
MoMelan Technologies, Inc.	Delaware
Technimotion, LLC	Delaware
KCI Medical ApS	Denmark
Laboratoire KCI Médical	France
KCI Medical Holding GmbH	Germany
KCI Medizinprodukte GmbH	Germany
Systagenix Wound Management (Germany) GmbH	Germany
KCI Hong Kong Holding Limited	Hong Kong
KCI Hungary Kft.	Hungary
KCI Medical India Private Limited	India

Name	Jurisdiction
KCI Medical Limited	Ireland
KCI Manufacturing	Ireland
KCI Medical Resources	Ireland
LifeCell Medical Resources Limited	Ireland
KCI Medical S.r.l.	Italy
KCI KK	Japan
Medical Holdings Limited	Malta
KCI Europe Holding B.V.	The Netherlands
KCI Medical B.V.	The Netherlands
KCI Wound Management Coöperatief U.A.	The Netherlands
Systagenix Wound Management B.V.	The Netherlands
Systagenix Wound Management IP Co B.V.	The Netherlands
Systagenix Wound Management Mezz B.V.	The Netherlands
KCI New Zealand Unlimited	New Zealand
KCI Medical AS	Norway
KCI Panamá, S.A.	Panama
KCI Medical Puerto Rico, Inc.	Puerto Rico
KCI Medical Asia Pte. Ltd.	Singapore
Systagenix Wound Management (South Africa) (Proprietary) Limited	South Africa
KCI Clinic Spain, S.L.	Spain
Systagenix Wound Management (Spain), S.L.U.	Spain
KCI Medical AB	Sweden
KCI Medical GmbH	Switzerland
KCI Properties Limited	Texas
KCI Real Property Limited	Texas
The Kinetic Concepts Foundation	Texas
KCI Tibbi Cihaz Ticaret Ithalat Ihracat Limited Sirket	Turkey
KCI Medical Middle East & Africa FZE	U.A.E. (Dubai)
Systagenix Wound Management FZE	U.A.E. (Dubai)
KCI Medical United Kingdom Limited	United Kingdom
KCI Medical Limited	United Kingdom
KCI UK Holdings Limited	United Kingdom
KCI Medical Products (UK) Limited	United Kingdom
LifeCell EMEA Limited	United Kingdom
Systagenix Wound Management (Acquisition) Limited	United Kingdom
Systagenix Wound Management International, Limited	United Kingdom
Systagenix Wound Management, Limited	United Kingdom
Systagenix Wound Management Manufacturing, Limited	United Kingdom